DISTRIBUTING AGREEMENT


         DISTRIBUTING AGREEMENT, dated as of January 3, 2000 between SELIGMAN TIME HORIZON/HARVESTER SERIES, INC., a Maryland corporation (the "Series"), and SELIGMAN ADVISORS, INC., a Delaware corporation ("Seligman Advisors").

         In consideration of the mutual agreements herein made, the parties hereto agree as follows:

1. EXCLUSIVE DISTRIBUTOR. The Series hereby agrees that Seligman Advisors shall be for the period of this Agreement exclusive agent for distribution within the United States and its territories, and Seligman Advisors agrees to use its best efforts during such period to effect such distribution of shares of Capital Stock ("Shares") of the Series; provided, however, that nothing herein shall prevent the Series, if it so elects, from selling or otherwise distributing its Shares directly to any persons other than dealers. The Series understands that Seligman Advisors also acts as agent for distribution of the shares of capital stock or beneficial interest of other open-end investment companies which have entered into management agreements with J. & W. Seligman & Co. Incorporated (the "Manager").

2. SALES OF SHARES. Seligman Advisors is authorized, as agent for the Series and not as principal, (a) to sell Shares of the Series to such dealers as Seligman Advisors may select pursuant to the terms of written sales agreements (which may also relate to sales of shares of capital stock or shares of beneficial interest of other open-end investment companies which have entered into management agreements with the Manager), substantially in the form or forms approved by the Series, and (b) to sell Shares of the Series to other purchasers on such terms as may be provided in the then current prospectus of the Series relating to such Shares; provided, however, that no sales of Shares shall be confirmed by Seligman Advisors at any time when, according to advice received by Seligman Advisors from the Series, the officers of the Series have for any reason sufficient to them temporarily or permanently suspended or discontinued the sale and issuance of the Shares. Each sale of Shares shall be effected by Seligman Advisors only at the applicable price determined by the Series in the manner prescribed in its then current prospectus relating to such Shares. Seligman Advisors shall comply with all applicable laws, rules and regulations including, without limiting the generality of the foregoing, all rules or regulations made or adopted pursuant to Section 22 of the Investment Company Act of 1940 (the "1940 Act") by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934.

     The Series agrees, as long as its Shares may legally be issued, to fill all orders confirmed by Seligman Advisors in accordance with the provisions of this Agreement.


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3.   REPURCHASE AGENT. Seligman Advisors is authorized,  as agent for the Series and not as principal, to accept offers for resale to the Series and to repurchase on behalf of the Series Shares of the Series at net asset values determined by the Series in conformity with its then current prospectus relating to such Shares.

4. COMPENSATION. As compensation for the services of Seligman Advisors under this Agreement, Seligman Advisors shall be entitled to receive the sales charge, determined in conformity with the Series' then current prospectus relating to such Shares, on all sales of Shares of the Series confirmed by Seligman Advisors hereunder and for which payment has been received, less the dealers' concession allowed in respect of such sales. In addition, in accordance with the terms of the Administration, Shareholder Services and Distribution Plan (the "Plan") of each Fund in the Series (each, a "Fund"), each Fund may make payments from time to time to Seligman Advisors in accordance with the terms and limitations of, and for the purposes set forth in each Plan; provided, however, that Seligman Advisors agrees that any servicing fee to be paid to Seligman Advisors by a Fund pursuant to such Fund's Plan will be reduced by an amount equal to any servicing fee payments made to Seligman Advisors by an Underlying Fund (as that term is defined in the Series' prospectus) pursuant to such Underlying Fund's Plan in respect of the capital stock or beneficial interest of such Underlying Fund owned by the Fund.

5. EXPENSES. Seligman Advisors agrees promptly to pay or reimburse the Series for all expenses (except expenses incurred by the Series in connection with the preparation, printing and distribution of any prospectus or report or other communication to shareholders, to the extent that such expenses are incurred to effect compliance with any Federal or State law or to enable such distribution to shareholder(s)) (a) of printing and distributing copies of any prospectus and of preparing, printing and distributing any other material used by Seligman Advisors in connection with offering Shares of the Series for sale, and (b) of advertising in connection with such offering. The Series agrees to pay all expenses in connection with the registration of Shares of the Series under the Securities Act of 1933 (the "Act"), all fees and related expenses which may be incurred in connection with the qualification of Shares of the Series for sale in such States (as well as the District of Columbia, Puerto Rico and other territories) as Seligman Advisors may designate, and all expenses in connection with maintaining facilities for the issue and transfer of its Shares, of supplying information, prices and other data to be furnished by it hereunder, and through Seligman Data Corp., of all data processing and related services related to the share distribution activity contemplated hereby.

     The Series agrees to execute such documents and to furnish such information as may be reasonably necessary, in the discretion of the Directors of the Series, in connection with the qualification of Shares of the Series for sale in such States (as


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

     well as the District of Columbia, Puerto Rico and other territories) as Seligman Advisors may designate. Seligman Advisors also agrees to pay all fees and related expenses connected with its own qualification as a broker or dealer under Federal or State laws and, except as otherwise specifically provided in this Agreement or agreed to by the Series, all other expenses incurred by Seligman Advisors in connection with the sale of Shares of the Series as contemplated in this Agreement (including the expenses of qualifying the Series as a dealer or broker under the laws of such States as may be designated by Seligman Advisors, if deemed necessary or advisable by the Series).

     It is understood and agreed that any payments made to Seligman Advisors pursuant to the Plan may be used to defray some or all of the expenses incurred by Seligman Advisors pursuant to this Agreement.

6. PROSPECTUS AND OTHER INFORMATION. The Series represents and warrants to and agrees with Seligman Advisors that:

     (a) A registration statement, including one or more prospectuses relating to the Shares, has been filed by the Series under the 1940 Act and has become effective. Such registration statement, as now in effect and as from time to time hereafter amended, and also any other registration statement relating to the Shares which may be filed by the Series under the 1940 Act which shall become effective, is herein referred to as the "Registration Statement", and any prospectus or prospectuses filed by the Series as a part of the Registration Statement, as the "Prospectus".

     (b) At all times during the term of this Agreement, except when the officers of the Series have suspended or discontinued the sale and issuance of Shares of the Series as contemplated by Section 2 hereof, the Registration Statement and Prospectus will conform in all respects to the requirements of the 1940 Act and the rules and regulations of the Securities and Exchange Commission, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading, except that the foregoing does not apply to any statements or omissions in either of such documents based upon written information furnished to the Series by Seligman Advisors specifically for use therein.

     The Series agrees to prepare and furnish to Seligman Advisors from time to time a copy of its Prospectus, and authorizes Seligman Advisors to use such Prospectus, in the form furnished to Seligman Advisors from time to time, in connection with the sale of the Series' Shares. The Series also agrees to furnish Seligman Advisors from time to time, for use in connection with the sale of such Shares, such information with respect to the Series and its Shares as Seligman Advisors may reasonably request.


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

7. REPORTS. Seligman Advisors will prepare and furnish to the Directors of the Series at least quarterly a written report complying with the requirements of Rule 12b-1 under the 1940 Act setting forth all amounts expended under the Plan and the purposes for which such expenditures were made.

8.   INDEMNIFICATION.

     (a) The Series will indemnify and hold harmless Seligman Advisors and each person, if any, who controls Seligman Advisors within the meaning of the Act against any losses, claims, damages or liabilities to which Seligman Advisors or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Series' Registration Statement or Prospectus or any other written sales material prepared by the Series which is utilized by Seligman Advisors in connection with the sale of Shares or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement and Prospectus) necessary to make the statements therein not misleading or (in the case of such other sales material) necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse Seligman Advisors and each such controlling person for any legal or other expenses reasonably incurred by Seligman Advisors or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Series will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus in conformity with written information furnished to the Series by Seligman Advisors specifically for use therein; and provided, further, that nothing herein shall be so construed as to protect Seligman Advisors against any liability to the Series or its security holders to which Seligman Advisors would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence, in the performance of its duties, or by reason of the reckless disregard by Seligman Advisors of its obligations and duties under this Agreement. This indemnity agreement will be in addition to any liability which the Series may otherwise have.

     (b) Seligman Advisors will indemnify and hold harmless the Series, each of its Directors and officers and each person, if any, who controls the Series within the meaning of the Act, against any losses, claims, damages or liabilities to which the Series or any such Director, officer or controlling



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

          person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or any sales material not prepared by the Series which is utilized in connection with the sale of Shares or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement and Prospectus) necessary to make the statements therein not misleading or (in the case of such other sales material) necessary to make the statements therein not misleading in the light of the circumstances under which they were made, in the case of the Registration Statement and Prospectus to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Series by Seligman Advisors specifically for use therein; and Seligman Advisors will reimburse any legal or other expenses reasonably incurred by the Series or any such Director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which Seligman Advisors may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

9. EFFECTIVE DATE. This Agreement shall become effective upon its execution by an authorized officer of the respective parties to this Agreement, but in no event prior to shareholder approval of the Plan.

10. TERM OF AGREEMENT. This Agreement shall continue in effect until December 31, 2001 and through December 31 of each year thereafter if such continuance is approved in the



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

     manner required by the 1940 Act and the rules thereunder and Seligman Advisors shall not have notified the Series in writing at least 60 days prior to the anniversary date of the previous continuance that it does not desire such continuance. This Agreement may be terminated at any time, without payment of penalty on 60 days' written notice to the other party by vote of a majority of the Directors of the Series who are not interested persons (as defined in the 1940 Act) of the Series and have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto, or by vote of a majority of the outstanding voting securities of the Series (as defined in the 1940 Act). This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

11. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations.

         IN WITNESS WHEREOF, the Series and Seligman Advisors have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                    SELIGMAN TIME HORIZON/HARVESTER SERIES, INC.



                                    By
                                      -----------------------------------
                                           Brian T. Zino, President

                                    SELIGMAN ADVISORS, INC.



                                    By
                                      -----------------------------------
                                         Stephen J. Hodgdon, President





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